Exhibit 99.1

Rigetti Computing Announces Updated Strategic Plan to Prioritize Achieving

Higher Performance System and Potential Path to Narrow Quantum Advantage

•	Provides Updated Technology Roadmap;

•	Appoints Jeffrey Bertelsen as CFO and Promotes David Rivas to CTO;

•	Implements Workforce Reduction

BERKELEY, Calif., Feb. 10, 2023 (GLOBE NEWSWIRE) — Rigetti Computing, Inc. (“Rigetti” or “the Company”) (NASDAQ: RGTI), a pioneer in hybrid quantum-classical computing systems, today announced that its Board has approved an updated business strategy, including revisions to its technology roadmap. In connection with this updated strategy, the Company will transition to a newly appointed CFO and CTO and is implementing a workforce reduction in order to focus the organization and its resources on nearer-term strategic priorities.

“Upon assuming my role as CEO, we have moved quickly to review and confirm key strategic priorities for the nearer term,” stated Dr. Subodh Kulkarni, Chief Executive Officer. “The Company’s revised technology roadmap will, (i) concentrate on the goal to deliver the anticipated Ankaa-1 84-qubit system in Q1 2023, aiming to deliver denser qubit spacing and tunable couplers expected to enable better performance compared to Rigetti’s current 80-qubit Aspen-M system; (ii) prioritize increasing the performance of the anticipated Ankaa-1 84-qubit system once it is launched and (iii) focus efforts to achieve narrow quantum advantage, the point at which a quantum computer is able to solve a practical, operationally relevant problem significantly better, faster, or cheaper than a current classical solution. Specifically, upon the anticipated launch of the Ankaa-1 84-qubit system, Rigetti plans to focus its efforts on improving the performance of the system with the goal of reaching at least 99% 2-qubit gate fidelity on the anticipated Ankaa-2 84-qubit system, and if this target is achieved, Rigetti plans to shift its focus to scaling to develop the anticipated Lyra 336-qubit system.”

An updated Investor Presentation, including the revised technology roadmap reflecting these changes, has been published on the Investor section of the Company’s website (https://investors.rigetti.com/news-events/events), and the Company’s previously announced roadmap should no longer be referred to or relied upon. Rigetti believes that this revised business plan and technology roadmap will enable it to concentrate its software application development strategy on what the Company believes to be the highest likelihood applications for demonstrating nearer term narrow quantum advantage.

In connection with updating its business plan, the Company also announced leadership changes at the CFO and CTO positions. Jeffrey Bertelsen will replace Rigetti’s current Chief Financial Officer, Brian Sereda, effective February 15, 2023, and Mr. Sereda will thereafter remain with the Company as a non-executive employee until March 31, 2023, in order to support the transition. Mr. Bertelsen comes to the Company with more than 25 years of experience as a finance executive, most recently as CFO and COO of CyberOptics Corporation, a developer and manufacturer of high precision sensors and inspection systems for the semiconductor and electronics industry.

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“I want to thank Brian for getting the Company through the complicated process of going public and being in a position to hand off the CFO duties,” said Dr. Kulkarni. “I am excited to have Jeff join Rigetti as our new CFO. I have previously worked with Jeff for nine years and believe he has the skills and experience Rigetti needs at this phase of the Company’s evolution.”

“I’m looking forward to joining Rigetti to work alongside Subodh and the team during this critical phase,” commented Mr. Bertelsen.

In addition, effective February 9, 2023, David Rivas has been promoted to Chief Technology Officer, replacing Mike Harburn who is leaving the Company, effective February 9. Mr. Rivas previously served as Rigetti’s Senior Vice President, Systems and Services since March 2019, overseeing the engineering and operations of Rigetti’s Quantum Cloud Services platform.

As part of the updated business strategy to narrow Rigetti’s focus in the nearer term on Ankaa 84-qubit system performance and the goal of advancing toward achieving narrow quantum advantage, the Company also is reducing its headcount by approximately 28% of overall staff, in order to lower operating expenses in activities outside these focus areas and preserve available cash resources.

“We value the contributions of all of our employees,” said Dr. Kulkarni. “We believe these actions put Rigetti in a better position to deliver on the promise of quantum computing and are aligned with the Company’s refocus on nearer-term priorities.”

The Company plans to discuss the strategic and organizational changes during its earnings call announcing Q4 and full year 2022 results in March. Details of the earnings call will be forthcoming.

About Jeffrey Bertelsen

Mr. Jeffrey Bertelsen has more than 25 years of executive accomplishments in the hi-tech industry. Previously, Mr. Bertelsen served as Chief Financial Officer and Chief Operating Officer for CyberOptics Corporation from 2005 until 2022. Prior to CyberOptics, Mr. Bertelsen was Vice President, Finance, Corporate Controller, Treasurer, and Assistant Secretary of Computer Network Technology Corporation (“CNT”), a provider of storage networking equipment and solutions. During his 10 years at CNT, Mr. Bertelsen held various finance positions starting as a controller in 1995. Prior to CNT, he served as a CPA with KPMG, LLP. Mr. Bertelsen has a B.S. in accounting and finance from the University of Minnesota.

About Rigetti

Rigetti is a pioneer in full-stack quantum computing. The Company has operated quantum computers over the cloud since 2017 and serves global enterprise, government, and research clients through its Rigetti Quantum Cloud Services platform. The Company’s proprietary quantum-classical infrastructure provides high performance integration with public and private clouds for practical quantum computing. Rigetti has developed the industry’s first multi-chip quantum processor for scalable quantum computing systems. The Company designs and manufactures its chips in-house at Fab-1, the industry’s first dedicated and integrated quantum device manufacturing facility. Learn more at www.rigetti.com.

Cautionary Language Concerning Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws relating to the updated business plan, including revisions to the technology roadmap and a reduction in workforce and the Company’s expectations with respect to its updated business plan and technology

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roadmap, including reprioritizing workstreams, its ability to achieve milestones including developing the Ankaa 84-qubit system and ability to deliver denser qubit spacing and tunable couplers to enable better performance than the Company’s current 80-qubit Aspen-M system and achieve at least 99% 2-qubit gate fidelity on the anticipated timing or at all; the Company’s expectations with respect to the anticipated stages of quantum technology maturation, including its ability to develop a quantum computer that is able to solve a practical, operationally relevant problem significantly better, faster, or cheaper than a current classical solution and achieve narrow quantum advantage on the anticipated timing or at all; the Company’s ability to scale to develop the Lyra 336-qubit system and develop practical applications on the anticipated timing or at all; the Company’s expectations with respect to the reduction in force, including anticipated benefits including anticipated reduction of operating expenses, anticipated preservation of available cash resources and anticipated expenses and charges associated with the reduction in force, as well as the expectation that the reduction in force will put the Company in a better position to deliver on the promise of quantum computing; and expectations with respect to management transitions. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the Company’s ability to achieve milestones, technological advancements, including with respect to its technology roadmap, help unlock quantum computing, and develop practical applications; the ability of the Company to complete ongoing negotiations with government contractors successfully and in a timely manner; the potential of quantum computing; the ability of the Company to obtain government contracts and the availability of government funding; the ability of the Company to expand its QCaaS business; the success of the Company’s partnerships and collaborations; the Company’s ability to accelerate its development of multiple generations of quantum processors; the outcome of any legal proceedings that may be instituted against the Company or others; the ability to meet stock exchange listing standards; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and attract and retain management and key employees; costs related to operating as a public company; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, or competitive factors; the Company’s estimates of expenses and profitability; the evolution of the markets in which the Company competes; the ability of the Company to execute on its technology roadmap; the ability of the Company to implement its strategic initiatives, expansion plans and continue to innovate its existing services; the impact of the COVID-19 pandemic on the Company’s business; the expected use of proceeds from the Company’s past and future financings or other capital; the sufficiency of the Company’s cash resources; unfavorable conditions in the Company’s industry, the global economy or global supply chain, including financial and credit market fluctuations and uncertainty, rising inflation and interest rates, increased costs, international trade relations, political turmoil, natural catastrophes, warfare (such as the ongoing military conflict between Russia and Ukraine and related sanctions against Russia), and terrorist attacks; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Form 10-Q for the three months ended September 30, 2022, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

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Contacts

Rigetti Computing Investor Contact:

RGTI@investorrelations.com

Rigetti Computing Media Contact:

press@rigetti.com

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